THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT

THIS THIRD AMENDMENT TO LETTER OF CREDIT AGREEMENT (“this Amendment”) dated as of August 31, 2012 (the “Effective Date”) is entered into by M/I HOMES, INC., an Ohio corporation (the "Borrower"), and REGIONS BANK, an Alabama banking corporation (the "Lender").
Recitals
A.    The Borrower and the Lender are parties to a certain Letter of Credit Agreement dated as of July 27, 2009 as amended by a First Amendment thereto dated as of August 16, 2010 and by a Second Amendment thereto dated as of August 31, 2011 (as amended, the “Credit Agreement”).
B.    The Borrower has requested that the Lender amend the Credit Agreement to make certain modifications to the Credit Agreement as set forth herein.
C.    The Lender has agreed to make such modifications, provided that the Borrower and the Lender enter into this Amendment.
Agreement
NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrower and the Lender hereby agree as follows, with such agreements to become effective as of the Effective Date:
1.Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.
2.Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.
3.Representations and Warranties of Borrower. The Borrower represents and warrants to the Lender as follows:
(a)Representations and Warranties in Financing Documents. All of the representations and warranties set forth in the Financing Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.
(b)No Default. As of the Effective Date, the Borrower is in compliance with all the terms and provisions set forth in the Financing Documents on its part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.
(c)Borrower's Organizational Documents. The Borrower's organizational documents have not been amended since July 27, 2009.
4.Amendments to Credit Agreement.
(a)    Recital A of the Credit Agreement shall be amended to read, in its entirety, as follows:
A.    Borrower has asked the Bank to issue, at any time and from time to time, irrevocable standby letters of credit (the "Letters of Credit") in favor of the beneficiaries identified by Borrower (the “Beneficiaries”) in a form customarily used or otherwise approved by the Bank in an aggregate amount not to exceed $5,000,000 (the “Commitment”).
(b)    The definition of “Termination Date” set forth in Section 1.1 of the Credit Agreement shall be amended to read, in its entirety, as follows:
“Termination Date” shall mean August 31, 2013.
1.    Fees and Legal Expenses. The Borrower hereby agrees to pay all reasonable invoiced legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment. Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable.
2.    References in Financing Documents. All references in the Financing Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.
3.    Financing Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Financing Documents shall remain in full force and effect in accordance with their respective terms.
4.    No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Financing Documents, nor impair any liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Financing Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.
5.    Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
6.    Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
7.    Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.
8.    Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
9.    Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.
10.    No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Financing Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.
11.    Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Financing Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrower in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.
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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

M/I HOMES, INC.

By
Title:

REGIONS BANK

By
Its:

[Signature Page to Third Amendment to Letter of Credit Agreement]